UNANIMOUS WRITTEN CONSENT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF LAWSON PRODUCTS, INC.

December __, 2020

The resolutions described below are hereby consented to by the undersigned, being all of the Directors of Lawson Products, Inc. (the "Company"), who are members of Compensation Committee of the Board of Directors of the Company (the "Committee") with the same force and effect as if such resolutions have been duly adopted at a meeting of the Compensation Committee of the Board of Directors, and the Directors hereby waive all notice of meeting and the holding of any meeting to act upon such resolutions and do hereby direct that this Unanimous Written Consent be inserted into the minute book of the Company.

WHEREAS, the Company maintains the Lawson Products, Inc. 2009 Equity Compensation Plan, as Amended and Restated Effective May 14, 2019 (the "2019 Plan"), which provides for this Committee to grant stock awards to the Company's employees; and

WHEREAS, the Company maintains the Lawson Products, Inc. Stock Performance Plan (the "SPP"), which provides for this Committee to grant stock performance rights to key employees; and

WHEREAS, the Compensation Committee Charter empowers this Committee to take action by unanimous written consent without the need for a meeting; and

WHEREAS, this Committee now considers it desirable to amend the 2019 Plan and the SPP; and

NOW THEREFORE, BE IT RESOLVED, that the Committee approves and adopts the amendment of the SPP attached hereto as Exhibit A and the amendment of the 2019 Plan attached hereto as Exhibit B.

BE IT FURTHER RESOLVED, that the Chief Executive Officer and the General Counsel of the Company (each an "Authorized Officer") each are hereby authorized to take all such further actions and to execute and deliver all such agreements, instruments, certificates or documents, in the name and on behalf of the Committee, which shall in such Authorized Officer's sole judgment be necessary, proper or advisable in order to carry out fully the intent and effectuate the purposes of this and the foregoing resolutions.

This Written Consent may be executed in various counterparts, all of which constitute one document.

IN WITNESS WHEREOF, the undersigned members of the Compensation Committee of the Board of Directors of Lawson Products, Inc. have executed this Written Consent effective as of the date first above written.

____________________ Lee S. Hillman	____________________ Andrew B. Albert
____________________ I. Steven Edelson	____________________ Mark F. Moon

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EXHIBIT A AMENDMENT OF THB 1et a,n.*a"a una Restated Effective January 24'2017) WHEREAS,LawSonProducts.lnc.(the..Company,.)hasestablishedandmaintainsthe Lawson Products. lnc. Amended Stock Performance Plan. as Amended and Restated Effective January 24,2017 (the "Plan"); WHEREAS, the company previously has amended the Plan and norv considers it desirable to further amend the Plan; NOW, THtrRE,FORE, pursuant to the power reserved_to the company by Section 10 of the Plan, and by virtue of the authority' detegated to the undersigned officer by resolution of the Company. the PIan, as previously amenJed, be and is hereby further amended' effective December -,2020,uV uoding the ftllowing sentence to Section a(d) of the Plan as the last sentence thereof: "Notwithstanding the foregoing, the expiration of any stock performanc-e right ivill be tolled during u"i period ti. putti.ipant cannot exercise the stock performance right because such an exercise would violate an applicable Federal' state, local. or fbreign law, provided that the period during which the stock performance right may be exercised will not be extended rnore thin thirty (30) days after the exercise of the stock performance right f-rrst would no longer violaie an applicable Federal, state, local, and foreign law'" IN WITNESS WHEREOF. the Company has caused this Amendment to be executed by the undersigned duly authorized officer this .- day of December 2020' LAWSON PRODUCTS,INC. By: Its:

EXHIBIT B

AMENDMENT
OF THE
LAWSON PRODUCTS, INC. 2009 EQUITY COMPENSATION PLAN
(As Amended and Restated Effective May 14, 2019)

WHEREAS, Lawson Products, Inc. (the "Company") has established and maintains the Lawson Products, Inc. 2009 Equity Compensation Plan, as Amended and Restated Effective May 14, 2019 (the "Plan");

WHEREAS, the Company previously has amended the Plan and now considers it desirable to further amend the Plan;

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 17.1 of the Plan, and by virtue of the authority delegated to the undersigned officer by resolution of the Company, the Plan, as previously amended, be and is hereby further amended, effective December __, 2020, by adding the following new Section 16.10 to the Plan immediately after Section 16.9 thereof

"16.10 **Extension of Expiration Date**. Notwithstanding anything in the Plan or an award agreement to the contrary, the expiration date of any Award that constitutes a 'stock right' under Section 409A will be tolled during any period the Participant cannot exercise the stock right because such an exercise would violate an applicable Federal, state, local, or foreign law, provided that the period during which the stock right may be exercised will not be extended more than thirty (30) days after the exercise of the stock right first would no longer violate an applicable Federal, state, local, and foreign law."

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by the undersigned duly authorized officer this _____ day of December 2020.

LAWSON PRODUCTS, INC.

By: ______________________________
Its: ______________________________